STOCK PURCHASE AND SHARE EXCHANGE AGREEMENT

by and among

PAPERCLIP SOFTWARE, INC.

a Delaware Corporation,

AMERICAN SUNRISE INTERNATIONAL, INC.

a Delaware Corporation,

THE SHAREHOLDERS OF AMERICAN SURISE INTERNATIONAL, INC. LISTED ON SCHEDULE 3.2,

and

Jilin Dongsheng Weiye Science and Technology Co., Ltd.

a limited liability company of the People’s Republic of China effective as of November 6, 2006

Table of Contents

ARTICLE I		3
REPRESENTATIONS, COVENANTS AND WARRANTIES OF PCLP		3

Section 1.1	Organization.	3
Section 1.2	Capitalization.	3
Section 1.3	Subsidiaries.	3
Section 1.4	Tax Matters; Books and Records.	3
Section 1.5	Litigation and Proceedings.	3
Section 1.6	Material Contract Defaults.	3
Section 1.7	Information.	3
Section 1.8	Title and Related Matters.	3
Section 1.9	Contracts.	3
Section 1.10	Compliance With Laws and Regulations.	3
Section 1.11	Approval of Agreement.	3
Section 1.12	Material Transactions or Affiliations.	3
Section 1.13	No Conflict With Other Instruments.	3
Section 1.14	Governmental Authorizations.	3
Section 1.15	SEC Reporting and Compliance.	3
Section 1.16	Financial Statements.	3
Section 1.17	No General Solicitation or Advertising.	3
Section 1.18	Questionable Payments and Off-Balance Sheet Arrangements.	3
Section 1.19	Indebtedness.
Section 1.20	Absence of Certain Developments.
Section 1.21	Financial Statements.

ARTICLE II		3
REPRESENTATIONS, COVENANTS AND WARRANTIES OF ASI		3

Section 2.1	Organization.	3
Section 2.2	Capitalization.	3
Section 2.3	Subsidiaries.	3
Section 2.4	Tax Matters, Books & Records.	3
Section 2.5	Information.	3
Section 2.6	Title and Related Matters.	3

Section 2.7	Litigation and Proceedings.	3
Section 2.8	Contracts.	3
Section 2.9	No Conflict With Other Instruments.	3
Section 2.10	Material Contract Defaults.	3
Section 2.11	Governmental Authorizations.	3
Section 2.12	Compliance with Laws and Regulations.	3
Section 2.13	Insurance.	3
Section 2.14	Approval of Agreement.	3
Section 2.15	Material Transactions or Affiliations.	3
Section 2.16	Indebtedness.	3
Section 2.17	Absence of Certain Developments.
Section 2.18	Financial Statements.

ARTICLE III		3
EXCHANGE PROCEDURE AND OTHER CONSIDERATION		3

Section 3.1	Share Exchange/Delivery of ASI Securities.	3
Section 3.2	Issuance of PCLP Shares.	3
Section 3.3	Spin-Off of Paperclip Inc. (“Spinco”).	3
Section 3.4	Present Liabilities of PCLP; Escrow Agreement.	3
Section 3.5	Events Prior to Closing.	3
Section 3.6	Closing.	3
Section 3.7	Termination.	3
Section 3.8	Directors of PCLP After Acquisition.	3
Section 3.9	Officers of PCLP.	3

ARTICLE IV		3
SPECIAL COVENANTS		3

Section 4.1	Access to Properties and Records.	3
Section 4.2	Availability of Rule 144.	3
Section 4.3	Special Covenants and Representations Regarding the PCLP Common Shares to be Issued in the Exchange.	3
Section 4.4	Third Party Consents.	3
Section 4.5	Actions Prior to and Subsequent to Closing.	3
Section 4.6	Indemnification.	3

ARTICLE V		3
CONDITIONS PRECEDENT TO OBLIGATIONS OF PCLP		3

Section 5.1	Accuracy of Representations.	3
Section 5.2	Director Approval.	3
Section 5.3	Officer's Certificate.	3
Section 5.4	No Material Adverse Change.	3
Section 5.5	Other Items.	3

ARTICLE VI		3
CONDITIONS PRECEDENT TO OBLIGATIONS OF ASI		3

Section 6.1	Accuracy of Representations.	3
Section 6.2	Director Approval.	3
Section 6.3	Officer's Certificate.	3
Section 6.4	No Material Adverse Change.	3
Section 6.5	Series B Convertible Preferred Stock Designation.	3
Section 6.6	Conversion and Cancellation of Series A Preferred Stock Designation.	3
Section 6.7	Cancellation of Outstanding Options, Warrants, Rights, Etc.	3
Section 6.8	Cancellation of Voting Trusts.	3

ARTICLE VII		3
MISCELLANEOUS		3

Section 7.1	Brokers and Finders.	3
Section 7.2	Law, Forum and Jurisdiction.	3
Section 7.3	Notices.	3
Section 7.4	Attorneys' Fees.	3
Section 7.5	Confidentiality.	3
Section 7.6	Schedules; Knowledge.	3
Section 7.7	Third Party Beneficiaries.	3
Section 7.8	Entire Agreement.	3
Section 7.9	Survival; Termination.	3
Section 7.10	Counterparts.	3
Section 7.11	Amendment or Waiver.	3
Section 7.12	[Intentionally Omitted]	3
Section 7.13	Headings; Context.	3
Section 7.14	Benefit.	3
Section 7.15	Public Announcements.	3
Section 7.16	Severability.	3
Section 7.17	Failure of Conditions; Termination.	3
Section 7.18	No Strict Construction.	3
Section 7.19	Execution Knowing and Voluntary.	3
Section 7.20	Amendment.	3
Section 7.21	Lock-Up and Damages.	3

STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE

THIS STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE (the “Agreement”), is made and entered into this 6th day of November, 2006, by and among Paperclip Software, Inc., a corporation organized under the laws of Delaware, with its principal place of business located at One University Plaza Suite 214, Hackensack, NJ 07601 (“PCLP"); American Sunrise International, Inc., a Delaware Corporation with its principal place of business located at 18 Kimberly Court, East Hanover, New Jersey 07936 ("ASI”), Jilin Dongsheng Weiye Science and Technology Co., Ltd. (“Dongsheng”), a limited liability company organized under the laws of the People’s Republic of China (the “PRC”) and a wholly-owned subsidiary of ASI, with its principal place of business located at [0-800 Jifong Highway, Jiangnan Blvd., Jilin, Jilin Province, PRC, and the ASI shareholders listed on Schedule 3.2 attached hereto and made a part hereof (“ASI Shareholders”) (collectively, ASI, Dongsheng and the ASI Shareholders shall be known as the “ASI Group”).

Premises

A. This Agreement provides for the acquisition of 100% of the issued and outstanding capital stock of ASI owned by the ASI Shareholders, making ASI a wholly owned subsidiary of PCLP, in exchange for the issuance of (1) all of PCLP’s authorized but unissued common stock, par value $.01 per share (“Common Stock”), and (2) shares of PCLP’s Series B Convertible Preferred Stock, par value $.01 per share, of which each share converts into 500 shares of PCLP’s Common Stock, which shall constitute 98.7% of PCLP’s issued and outstanding fully diluted common stock after the transaction is closed.

B. The boards of directors of PCLP and ASI have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders, respectively. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

C. The boards of directors of PCLP and ASI have determined that it would be in the best interests of PCLP and its shareholders to separate PCLP’s current business from PCLP (the “Spinco Business”) after the transaction closes, contribute the Spinco Business to Paperclip Inc., and distribute the stock of Paperclip Inc. to the present shareholders of PCLP prior to the transaction.

D. The parties desire that the exchange qualify as a tax free exchange meeting the requirements of Article 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

Agreement

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS AND WARRANTIES OF PCLP

As an inducement to and to obtain the reliance of ASI, PCLP represents and warrants as follows:

Section 1.1 Organization. PCLP is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Schedules attached hereto (hereinafter defined) are complete and correct copies of the certificate of incorporation, bylaws and amendments thereto as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of PCLP's certificate of incorporation or bylaws. PCLP has full power, authority and legal right and has taken all action required by law, its certificate of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

Section 1.2 Capitalization. The authorized capitalization of PCLP consists of 30,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share, of which 3,649,543 shares are designated as Series A Preferred Stock. As of the date hereof, PCLP has 8,196,523 common shares issued and outstanding, and 3,649,543 Series A Preferred Stock shares issued and outstanding. No other shares of preferred stock are issued and outstanding. The 3,649,543 outstanding shares of Series A Preferred Stock are to be converted to shares of common stock prior to closing, which would increase PCLP’s outstanding common stock.

All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. PCLP has no securities, warrants or options authorized or issued, except for those disclosed in Schedule 1.2.

Section 1.3 Subsidiaries.  PCLP has one subsidiary, Paperclip Inc., a newly formed Delaware Corporation.

Section 1.4 Tax Matters; Books and Records.

(a)  The books and records, financial and others, of PCLP are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

(b)  PCLP has no liabilities with respect to the payment of any country, federal, state, county, or local taxes (including any deficiencies, interest or penalties).

(c)  Prior to or at the time of the closing, PCLP shall satisfy all outstanding liabilities, debts, expenses and unpaid taxes, including those set forth in Schedule 1.4, from the cash proceeds of the closing of PCLP.

Section 1.5 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or threatened by or against or affecting PCLP or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of PCLP. PCLP is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default. PCLP is party to a binding arbitration with one of its customers, Lumtron Technology, Inc., for breach of contract. PCLP was awarded damages of $93,189.55 plus legal fees, which have not yet been determined. A copy of the arbitrator’s award is attached as Schedule 1.5.

Section 1.6 Material Contract Defaults.  PCLP is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of PCLP, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which PCLP has not taken adequate steps to prevent such a default from occurring.

 Section 1.7 Information. The information concerning PCLP as set forth in this Agreement and in the attached Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made, not misleading.

 Section 1.8 Title and Related Matters. PCLP has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interest in properties and assets, real and personal (collectively, the “Assets”) free and clear of all liens, pledges, charges or encumbrances. PCLP owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with PCLP’ business. No third party has any right to, and PCLP has not received any notice of infringement of or conflict with asserted rights of other with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly on in the aggregate, if the subject of an unfavorable decision ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of PCLP or any material portion of its properties, assets or rights.

 Section 1.9 Contracts. On the closing date:

(a)  There are no material contracts, agreements, leases, franchises, license agreements, or other commitments to which PCLP is a party or by which it or any of its properties are bound, which have not been assigned to, or assumed by, another party;

(b)  PCLP is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award materially and adversely affects, or in the future may (as far as PCLP can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of PCLP; and

(c)  PCLP is not a party to any material oral or written: (I) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties, of obligations, which, in the aggregate exceeds $500; (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $500 in the aggregate; (vi) collective bargaining agreement; and (vii) contract, agreement or other commitment involving payments by it for more than $1,000 in the aggregate.

Section 1.10 Compliance With Laws and Regulations. To the best of PCLP’s knowledge and belief, PCLP has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of PCLP or would not result in PCLP incurring material liability.

 Section 1.11 Approval of Agreement. The directors of PCLP have authorized the execution and delivery of this Agreement and have approved the transactions contemplated.

 Section 1.12 Material Transactions or Affiliations. There are no material contracts or agreements of arrangement between PCLP and any person, who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known to beneficially own ten percent (10%) or more of the issued and outstanding common shares of PCLP and which is to be performed in whole or in part after the date hereof. PCLP has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into material transactions with any such affiliated person.

Section 1.13 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which PCLP is a party or to which any of its properties or operations are subject.

Section 1.14 Governmental Authorizations. PCLP has all licenses, franchises, permits or other governmental authorizations legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by PCLP of this Agreement and the consummation of the transactions contemplated hereby.

Section 1.15 SEC Reporting and Compliance.

(a) PCLP represents and warrants that it filed registration statements on (1) Form SB-2 (File No. 33-92768NY) under the Securities Act which became effective, and (2) Form 8-A under the Exchange Act which became effective. For the previous five years, PCLP has filed with the SEC all registration statements, proxy statements, information statements and reports required to be filed pursuant to the Exchange Act (collectively, the “PCLP SEC Documents”). PCLP has not filed with the SEC a certificate on Form 15 pursuant to Rule 12h-3 of the Exchange Act.

(b) None of the PCLP SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading.

(c) Except as set forth on Schedule 1.15, PCLP has not filed, and nothing has occurred with respect to which PCLP would be required to file, any report on Form 8-K since March 1, 2000 and Form 10-KSB or 10-QSB since August 10, 2006. Prior to and until the Closing, PCLP will provide to ASI copies of any and all amendments or supplements to the PCLP SEC Documents filed with the Commission since August 10, 2006 and all subsequent registration statements and reports filed by PCLP subsequent to the filing of the PCLP SEC Documents with the Commission and any and all subsequent information statements, proxy statements, reports or notices filed by the PCLP with the Commission or delivered to the stockholders of PCLP.

(d) PCLP is not an investment company within the meaning of Section 3 of the Investment Company Act.

(e) The shares of PCLP common stock are quoted on the Over-the-Counter (OTC) Bulletin Board under the symbol “PCLP” and PCLP is in compliance in all material respects with all rules and regulations of the OTC Bulletin Board applicable to it and the PCLP stock.

(f) Between the date hereof and the Closing Date, PCLP shall continue to timely satisfy the filing requirements of the Exchange Act and all other requirements of applicable securities laws and the OTC Bulletin Board including, but not limited to the timely filing of notices required by Rule 10b-17 under the Securities Act.

(g) To the best knowledge of PCLP, PCLP has otherwise complied with the Securities Act, Exchange Act and all other applicable federal and state securities laws.

(h) PCLP is not a “blank check company” subject to the requirements of Rule 419 of the Securities Act.

Section 1.16 Financial Statements. The balance sheets, and statements of income, changes in financial position and stockholders’ equity contained in the PCLP SEC Documents (the “PCLP Financial Statements”) (i) have been prepared in accordance with GAAP applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (ii) are in accordance with the books and records of the PCLP, and (iii) present fairly in all material respects the financial condition of the PCLP at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified. The financial statements included in the Annual Report on Form 10-KSB for the fiscal years ended December 31, 2005 and 2004, are as audited by, and include the related opinions of Sobel & Co., LLC, PCLP’s independent certified public accountants. The financial information included in the Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2006 and June 30, 2006 are unaudited, but reflect all adjustments (including normally recurring accounts) that PCLP considers necessary for a fair presentation of such information and have been prepared in accordance with generally accepted accounting principles, consistently applied.

Section 1.17 No General Solicitation or Advertising. In issuing PCLP common stock under this Agreement, neither PCLP nor anyone acting on its behalf has offered to sell the PCLP common stock by any form of general solicitation or advertising.

Section 1.18 Questionable Payments and Off-Balance Sheet Arrangements. Neither PCLP nor any director, officer or, to the best knowledge of PCLP, agent, employee or other person associated with or acting on behalf of PCLP, has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; made any off-balance sheet arrangements; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 1.19 Indebtedness. The Financial Statements, sets forth as of the dates and periods indicated on such form and financial statements, all outstanding secured and unsecured Indebtedness of PCLP, as applicable, or for which PCLP, as applicable, has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $5,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in PCLP’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $5,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth on Schedule 1.19, PCLP is not in default with respect to any Indebtedness.

Section 1.20 Absence of Certain Developments. Except as may be disclosed in the Disclosure Documents, PCLP has not:

a. other than upon conversion of any outstanding preferred stock or notes, issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

b. borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of PCLP’s business;

c. made capital expenditures or commitments therefor that aggregate in excess of $10,000;

d. entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

Section 1.21  Financial Statements. The balance sheets, and statements of income, changes in financial position and stockholders’ equity contained in the PCLP financial statements filed with the SEC, (“PCLP Financial Statements”) (i) have been prepared in accordance with GAAP applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (ii) are in accordance with the books and records of PCLP, and (iii) present fairly in all material respects the financial condition of PCLP at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.

ARTICLE II
REPRESENTATIONS, COVENANTS AND WARRANTIES OF ASI, DONGSHENG AND THE ASI SHAREHOLDERS

As an inducement to, and to obtain the reliance of PCLP, ASI, Dongsheng and each of the ASI Shareholders, jointly and severally, represent and warrant as follows:

Section 2.1 Organization.  Each of ASI and Dongsheng is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country, provinces or states, as applicable in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the attached Schedules (as hereinafter defined) are complete and correct copies of the certificate of incorporation, bylaws, other charter documents and amendments thereto as in effect on the date hereof (collectively, the “Charter Documents”). The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of the Charter Documents of ASI or Dongsheng. Each of ASI and Dongsheng has full power, authority and legal right and has taken all action required by its Charter Documents or otherwise to authorize the execution and delivery of this Agreement.

Section 2.2 Capitalization. (A) ASI’s authorized capitalization consists of 100,000,000 shares of common stock, par value $.00001 per share, and no preferred stock. As of the date hereof, ASI has 30,000 shares of common stock issued and outstanding. All issued and outstanding common shares have been legally issued, fully paid, are nonassessable and not issued in violation of the preemptive rights of any other person. ASI has no other securities, warrants or options authorized or issued. (B) The registered capital of Dongsheng is 10,000 shares. As of the date hereof, Dongsheng has 10,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. All issued and outstanding common shares of each of ASI and Dongsheng have been legally issued, fully paid, are nonassessable and not issued in violation of the preemptive rights of any other person. Neither ASI nor Dongsheng has other securities, warrants, options or any rights to acquire securities of ASI or Dongsheng, as applicable, authorized or issued, and neither ASI nor Dongsheng is a party to any agreement, arrangement or understanding pursuant to which either ASI or Dongsheng has agreed to issue securities, warrants, options or rights to acquire securities of ASI or Dongsheng, as applicable.

Section 2.3  Subsidiaries.  Dongsheng is the only subsidiary of ASI.

Section 2.4 Tax Matters, Books & Records.

(a)  The books and records, financial and others of each of ASI and Dongsheng are in all material respects complete and correct and have been maintained in accordance with good business accounting practices;

(b)  Neither ASI nor Dongsheng has liabilities with respect to the payment of any country, federal, state, province, county, local or other taxes (including any deficiencies, interest or penalties); and

(c)  ASI shall remain responsible for all their debts incurred prior to the closing.

Section 2.5 Information and Disclosure. Neither this Agreement or the Schedules attached hereto nor any other documents, certificates or instruments furnished to PCLP by or on behalf of ASI, Dongsheng or the ASI Shareholders in connection with the transactions contemplated by this Agreement (collectively, the “Disclosure Documents”) contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not false or misleading, including without limitation, the balance sheets, statements of changes of stockholders’ equity and statements of cash flows of Dongsheng contained in the Business Plan dated August 2006 attached hereto as Exhibit 2.5 (the “Financial Statements”).

Section 2.6 Title and Related Matters. Each of ASI and Dongsheng has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") free and clear of all liens, pledges, charges or encumbrances. Except as set forth in the attached Schedules, the ASI Group owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with the business of ASI or Dongsheng. Except as set forth in the attached Schedules, no third party has any right to, and the ASI Group has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, business prospects, financial conditions or operating results of ASI or Dongsheng, as applicable, or any material portion of its properties, assets or rights.

Section 2.7 Litigation and Proceedings. There are no actions, suits or proceedings pending or threatened by or against or affecting ASI or Dongsheng, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the businesses, operations, business prospects, financial conditions or operating results of ASI or Dongsheng. Neither ASI nor Dongsheng has any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

Section 2.8 Contracts. On the Closing Date:

(a)  Except as disclosed in Schedule 2.8, there are no material contracts, agreements, franchises, license agreements, or other commitments to which either ASI and/or Dongsheng, is a party to or by which either of them or any of their subsidiaries or properties are bound;

(b)  Except as disclosed in Schedule 2.8, neither ASI nor Dongshen is a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which may now, or in the future (as far as ASI or Dongsheng, as applicable, can now foresee), may, individually or in the aggregate, have a material adverse effect on the businesses, operations, business prospects, financial conditions or operating results of ASI or Dongsheng; As used in this Agreement, the term “material adverse effect” means any material adverse effect on the business, operations, properties, prospects, or financial condition of ASI or Dongsheng, as applicable, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of ASI or Dongsheng to perform any of their respective obligations under this Agreement in any material respect; and

(c)  Except as disclosed in Schedule 2.8, neither ASI nor Dongsheng is a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $5,000 in the aggregate; (vi) collective bargaining agreement; and (vii) contract, agreement, or other commitment involving payments by it for more than $5,000 in the aggregate.

Section 2.9 No Conflict. The execution, delivery and performance of this Agreement, and any other agreement, documents and instruments related to the transactions contemplated herein, by ASI, Dongsheng and each ASI Shareholder, the consummation by ASI, Dongsheng and each ASI Shareholder of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Charter Documents of ASI or Dongsheng, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to either ASI or Dongsheng is a party or by which either ASI or Dongsheng or any of its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of either ASI or Dongsheng under any agreement or any commitment to which either ASI or Dongsheng is a party or by which either ASI or Dongsheng is bound or by which any of their respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to ASI, Dongsheng or any ASI Shareholder, or by which any property or asset of ASI or Dongsheng or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect. The business of ASI or Dongsheng is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect.

Section 2.10 Material Contract Defaults.  To the best of ASI’s and Dongsheng’s knowledge, neither ASI nor Dongsheng is in default under the terms of any outstanding contract, agreement, lease or other commitment which has, individually or in the aggregate, a material adverse effect on the businesses, operations, business prospects, financial conditions or operating results of ASI or Dongsheng, and there is no event of default in any such contract, agreement, lease or other commitment which default has, individually or in the aggregate, a material adverse effect on the businesses, operations, business prospects, financial conditions or operating results of ASI or Dongsheng in respect of which ASI has not taken adequate steps to prevent such a default from occurring.

Section 2.11 Governmental Authorizations. To the best of ASI’s and Dongsheng’s knowledge, each of ASI and Dongsheng has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, or the applicable laws of the PRC, as applicable, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by ASI of the transaction documents contemplated hereby.

Section 2.12 Compliance with Laws and Regulations.  To the best of ASI’s and Dongsheng’s knowledge, the business of each of ASI and Dongsheng has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, and all applicable laws, rules, regulations and ordinances of the PRC, as applicable, except for such noncompliance that, individually or in the aggregate, would not cause a Material Adverse Effect. Each of ASI and Dongsheng has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 2.13 Insurance. All of ASI’s and Dongsheng’s insurable properties are insured for ASI‘s or Dongsheng’s, as applicable, benefit under valid and enforceable policy or policies containing substantially equivalent coverage and will be outstanding and in full force at the Closing Date.

Section 2.14 Approval of Agreement. The directors of ASI have authorized the execution and delivery of this Agreement and have approved the transactions contemplated hereby.

Section 2.15 Material Transactions or Affiliations. As of the Closing Date, there will exist no material contract, agreement or arrangement between ASI and/or Dongsheng and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by ASI to own beneficially, ten percent (10%) or more of the issued and outstanding common shares of ASI and which is to be performed in whole or in part after the date hereof. ASI has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

Section 2.16 Indebtedness. The Financials Statements, sets forth as of the dates and periods indicated on such form and financial statements, all outstanding secured and unsecured Indebtedness of ASI or Dongsheng, as applicable, or for which ASI or Dongsheng, as applicable, has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $5,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in ASI’s or Dongsheng’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $5,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth on Schedule 2.16, neither ASI nor Dongsheng is in default with respect to any Indebtedness.

Section 2.17 Absence of Certain Developments. Except as may be disclosed in the Disclosure Documents, neither ASI nor Dongsheng has:

a. issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

b. borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of ASI’s or Dongsheng’s business;

c. discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

d. declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

e. sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

f. sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to PCLP or its representatives;

g. suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

h. made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

i. made capital expenditures or commitments therefor that aggregate in excess of $10,000;

j. entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

k. made charitable contributions or pledges in excess of $10,000;

l. suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

m. experienced any material problems with labor or management in connection with the terms and conditions of their employment;

n. effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries; or

o. entered into an agreement, written or otherwise, to take any of the foregoing actions.

Section 2.18  Financial Statements. The balance sheets, and statements of income, changes in financial position and stockholders’ equity contained in the ASI and Dongsheng financial statements annexed hereto as Exhibit 2.19, (“ASI Financial Statements”) (i) have been prepared in accordance with GAAP applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (ii) are in accordance with the books and records of ASI and Dongsheng, and (iii) present fairly in all material respects the financial condition of the ASI and Dongsheng at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.

ARTICLE III
EXCHANGE PROCEDURE AND OTHER CONSIDERATION

Section 3.1 Share Exchange/Delivery of ASI Securities. On the Closing Date, the holders of 100% of the ASI common Shares, as set forth on Schedule 3.2, consisting of 30,000 shares of common stock, par value $.001 per share and, shall deliver to PCLP certificates or other documents evidencing all of the issued and outstanding ASI common shares, duly endorsed in blank or with executed power attached thereto in transferable form. On the Closing Date, all previously issued and outstanding common shares of ASI shall be transferred to PCLP, so that ASI shall become a wholly owned subsidiary of PCLP.

Section 3.2 Issuance of PCLP Shares. In exchange for 100% of the ASI common shares tendered pursuant to Section 3.1, and in consideration for a cash payment of $280,000 and costs and fees of the transaction to be paid by the Strategic Alliance Fund (“SAF”), PCLP shall issue to the ASI Shareholders set forth on Schedule 3.2 a total of (1) shares of PCLP’s common stock, par value $.01 per share, and (2) shares of PCLP’s Series B Convertible Preferred Stock, par value $.01 per share, of which each share converts into 500 shares of PCLP’s common stock, which shall constitute an aggregate of 98.7% of PCLP’s issued and outstanding fully diluted common stock after the transaction is closed. Such shares are restricted in accordance with Rule 144 of the 1933 Securities Act.

Section 3.3 Spin-Off of Paperclip Inc. (“Spinco”). After the transaction closes, PCLP will separate PCLP’s business from PCLP, including the assets and liabilities of PCLP prior to the transaction closing (the “Spinco Business”), contribute the Spinco Business to Paperclip Inc., and distribute the stock of Paperclip Inc. to the shareholders of PCLP prior to the transaction.

Subsequent to Closing, William Weiss, current Chief Executive Officer and Principal Financial Officer of PCLP agrees to assist new management of PCLP, its auditors and counsel with PCLP’s SEC reporting obligations and financial statements for a period of twelve (12) months from the Closing.

Section 3.4 Present Liabilities of PCLP; Escrow Agreement. Prior to closing, the liabilities and obligations of PCLP set forth on Schedule 1.4 shall be satisfied; provided, however, that any unsatisfied liabilities shall be paid from the $280,000 purchase price at closing. Any amount of the purchase price in excess of $50,000 remaining after payment of liabilities shall be paid to Spinco with the remaining $50,000 to be held in escrow by PCLP for one year to pay any unsatisfied liabilities of PCLP which should have been paid prior to Closing (the “Remaining Escrow”). At the end of the twelve (12) month period, any remaining balance of the Remaining Escrow shall be paid to Spinco.

Section 3.5 Events Prior to Closing. Upon execution hereof or as soon thereafter as practical, management of PCLP and ASI shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced herein below.

Section 3.6 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on the date and at the time the exchange documents are filed with the Delaware Secretary of State in accordance with applicable laws.

Section 3.7 Termination.

(a)  This Agreement may be terminated by the board of directors or majority interest of Shareholders of either PCLP or ASI, respectively, at any time prior to the Closing Date if:

(i)
there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

(ii)	any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions.

Except as otherwise agreed by the Parties with respect to the payment of expenses, in the event of termination pursuant to Paragraph (a) of this Section 3.7, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

(b)  This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of PCLP if ASI shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of ASI contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to ASI. If this Agreement is terminated pursuant to Paragraph (b) of this Section 3.7, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

(c)  This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of ASI if PCLP shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of PCLP contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to PCLP. If this Agreement is terminated pursuant to Paragraph (c) of this Section 3.7, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

Section 3.8 Directors of PCLP After Acquisition. Upon the Closing, William Weiss, D. Michael Bridges, and Michael Suleski shall resign from the Board of Directors of PCLP and Aidong Yu, Huizhu Xie and Dekui Wang shall be appointed to the Board of Directors of PCLP. Each director shall hold office until his successor has been duly elected and has qualified or until his death, resignation or removal.

Section 3.9 Officers of PCLP.  Upon the closing, the following people shall be appointed as officers of PCLP:

Name	Office

Aidong Yu	Chairman, Chief Executive Officer, Chief Financial Officer
Huizhu Xie	General Manager
Dekui Wang	Vice President
ARTICLE IV
SPECIAL COVENANTS

Section 4.1 Access to Properties and Records. Prior to closing, PCLP and ASI will each afford to the officers and authorized representatives of the other full access to the properties, books and records of each other, so that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of each other, as the other shall from time to time reasonably request.

Section 4.2 Availability of Rule 144. PCLP and ASI Shareholders holding "restricted securities", as that term is defined in Rule 144 of the 1933 Securities Act will remain as “restricted securities”. PCLP is under no obligation to register such shares under the Securities Act, or otherwise. The stockholders of PCLP and ASI holding restricted securities of PCLP and ASI as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

Section 4.3 Special Covenants and Representations Regarding the PCLP Common Shares to be Issued in the Exchange. The consummation of this Agreement, including the issuance of the PCLP common shares to the Shareholders of ASI as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the ASI Shareholders acquire such securities.

Section 4.4 Third Party Consents. PCLP, ASI and Dongsheng agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.5 Actions Prior to and Subsequent to Closing.

(a)  From and after the date of this Agreement until the Closing Date, except as permitted or contemplated by this Agreement, PCLP, ASI and Dongsheng will each use its best efforts to:

(i)	maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;
(ii)	maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; and
(iii)	perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business.

(b)  From and after the date of this Agreement until the Closing Date, PCLP will not, without the prior consent of ASI:

(i)	except as otherwise specifically set forth herein, make any change in its certificate of incorporation or bylaws;
(ii)	declare or pay any dividend on its outstanding common shares, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;
(iii)	enter into or amend any employment, severance or agreements or arrangements with any directors or officers;
(iv)	grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any common shares; or
(v)	purchase or redeem any common shares.

Section 4.6 Indemnification.

(a)  PCLP hereby agrees to indemnify ASI, Dongsheng and each ASI Shareholder, each of their respective officers, agents and directors and current shareholders of ASI as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to or rising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

(b)  ASI, Dongsheng and the ASI Shareholders hereby agree to, jointly and severally, indemnify PCLP, each of the officers, agents, directors and current shareholders of PCLP as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF PCLP

The obligations of PCLP under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.1 Accuracy of Representations. The representations and warranties made by ASI in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and ASI shall have performed or compiled with all covenants and conditions required by this Agreement to be performed or complied with by ASI prior to or at the Closing. PCLP shall be furnished with a certificate, signed by a duly authorized officer of ASI and dated the Closing Date, to the foregoing effect.

Section 5.2 Director Approval.  The Board of Directors of PCLP shall have approved this Agreement and the transactions contemplated herein.

Section 5.3 Officer's Certificate.  PCLP shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of ASI to the effect that: (a) the representations and warranties of ASI set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; (b) ASI has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Effective Date; (c) since such date and other than as previously disclosed to ASI on the attached Schedules, ASI has not entered into any material transaction other than transactions which are usual and in the ordinary course if its business; and (d) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of ASI, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the ASI Schedules, by or against ASI which might result in any material adverse change in any of the assets, properties, business or operations of ASI.

Section 5.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of ASI.

Section 5.5 Other Items.  PCLP shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as PCLP may reasonably request.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF ASI

The obligations of ASI under this Agreement are subject to the satisfaction, at or before the Closing date (unless otherwise indicated herein), of the following conditions:

Section 6.1 Accuracy of Representations. The representations and warranties made by PCLP in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and PCLP shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by PCLP prior to or at the Closing. ASI shall have been furnished with a certificate, signed by a duly authorized executive officer of PCLP and dated the Closing Date, to the foregoing effect.

Section 6.2 Director Approval. The Board of Directors of PCLP shall have approved this Agreement and the transactions contemplated herein.

Section 6.3 Officer's Certificate.  ASI shall be furnished with a certificate dated the Closing Date and signed by a duly authorized officer of PCLP to the effect that: (a) the representations and warranties of PCLP set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; and (b) PCLP has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Effective Date.

Section 6.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of PCLP.

Section 6.5 Series B Convertible Preferred Stock Designation. Prior to the Closing Date, PCLP shall file a Certificate of Designation amending its certificate of incorporation in the State of Delaware designating 4,000,000 shares of preferred stock as “Series B Convertible Preferred Stock”. Each share of Series B Convertible Preferred Stock, par value $.001 per share, automatically converts into 500 shares of common stock, upon the availability of sufficient authorized capital stock.

Section 6.6 Conversion and Cancellation of Series A Preferred Stock Designation. Within three (3) days of the Closing Date, PCLP shall convert all 3,649,543 shares of Series A Preferred Stock, par value $.01 per share, into shares of common stock and cancel the designation.

Section 6.7 Cancellation of Outstanding Options, Warrants, Rights, Etc. Prior to the Closing Date, PCLP shall cancel all outstanding stock options, rights or commitments to issue shares of PCLP common or preferred stock, warrants and convertible notes, and warrants that there shall be no other common or preferred stock or equity securities or any options, warrants, rights or other agreements or instruments convertible, exchangeable or exercisable into common or preferred stock or other equity securities issued or outstanding unless they are controlled by the ASI Shareholders.

Section 6.8 Cancellation of Voting Trusts. Prior to the Closing Date, PCLP shall cancel all voting trusts, agreements or arrangements among any of the beneficial holders of PCLP common or preferred stock affecting the nomination or election of directors or the exercise of the voting rights of PCLP common or preferred stock.

ARTICLE VII
MISCELLANEOUS

Section 7.1 Brokers and Finders. Each party to this Agreement represents and warrants that the Strategic Alliance Fund is obligated to pay any finders or broker fee that may be due to any party in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.2 Law, Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, United States of America.

Section 7.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

To PCLP:	Paperclip Software, Inc. Attn. William Weiss, CEO 1 University Plaza Hackensack, NJ 07601 Telephone: (201) 525-1221	With a Copy to:	Darren L. Ofsink Guzov Ofsink, LLC 600 Madison Avenue, 14th Floor New York, NY 10022 Telephone: (212) 371-8008 Fax: (212) 688-7273

To ASI and Dongsheng:	American Sunrise International, Inc. c/o American Union Securities 100 Wall Street, 15th Floor New York, NY 10005 Telephone: (212) 232-0120	With a Copy to:	Richard I. Anslow Anslow & Jaclin, LLP 195 Route 9 South Manalapan, NJ 07726 Telephone: (732) 409-1212 Fax: (732) 577-1188

To an ASI Shareholder: the address as set forth on the applicable signature page or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

Section 7.4 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.5 Confidentiality. Each party hereto agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

Section 7.6 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

Section 7.7 Third Party Beneficiaries.  This contract is solely between PCLP and ASI and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.8 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Section 7.9 Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.

Section 7.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.11  Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a written consent by all parties hereto, with respect to any of the terms contained herein (except with respect to any obligations or liabilities of the ASI Shareholders, which may be amended by a written consent of all the parties to this Agreement), and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a written consent by the party or parties for whose benefit the provision is intended.

Section 7.12 [Intentionally Omitted]

Section 7.13 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 7.14 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

Section 7.15 Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

Section 7.16 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 7.17 Failure of Conditions; Termination. In the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement. In such event, the party that has failed to fulfill the conditions specified in this Agreement will be liable for the other party’s legal fees, as limited Section 7.20. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

Section 7.18 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

Section 7.19 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

Section 7.20 Amendment. At any time after the Closing Date, this Agreement may be amended by a writing signed by both parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.21 Lock-Up and Damages. PCLP agrees not to enter into any agreement, discussion, negotiation with, or provide information to any other party for the purpose of any business transaction, merger, share exchange or business combination and has agreed to pay damages of $150,000 to SAF in the event the share exchange/merger between ASI and PCLP fails to close as a result of PCLP's material breach of this Agreement. No damages will be paid by PCLP if the failure to close the transaction results from ASI's failure to perform or if applicable law or regulatory authorities prevent the closing of the transaction. This lock up and damages provision will be effective until November 15, 2006, and may be extended with the written approval of all parties

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[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers or representatives and entered into as of the date first above written.

ATTEST:	PAPERCLIP SOFTWARE, INC.

______________________________	By:	/s/ William Weiss
	Name:	William Weiss
	Title:	Chief Executive Officer
Principal Financial Officer

AMERICAN SUNRISE INTERNATIONAL, INC.

By:	/s/ Huakang Zhou
Name:	Huakang Zhou
Title:	President

JILIN DONGSHENG WEIYE SCIENCE AND TECHNOLOGY CO.

By:	/s/ AIDONG YU
Name:	AIDONG YU
Title:	Chairman

ASI SHAREHOLDERS:

WARNER TECHNOLOGY & INVESTMENT CORP.

By:	/s/ HUAKANG ZHOU
Name:	HUAKANG ZHOU
Title:	President

AMERICAN UNION SECURITIES, INC.

By:	/s/ JOHN LEO
Name:	JOHN LEO
Title:	President

STRATEGIC ALLIANCE FUND, LP

By:	/s/ STEVEN DRESNER
Name:	STEVEN DRESNER
Title:	General Partner

By:	/s/ HUAKANG ZHOU
Name:	HUAKANG ZHOU

By:	/s/ SHANYU JIN
Name:	SHANYU JIN

By:	/s/ YUFENG HU
Name:	YUFENG HU

By:	/s/ XIAOJIN WANG
Name:	XIAOJIN WANG

By:	/s/ JOHN LEO
Name:	JOHN LEO

By:	/s/ DEHOU WANG
Name:	DEHOU WANG

SCHEDULE 1.2

Capitalization

Schedule 3.2

ASI Shareholders

Shareholder	Shares Held
Warner Technology & Investment Corp.	1,874
Huakang Zhou	24,315
Sanyu Jin	203
Dehou Wang	203
Yufeng Hu	608
AUS	608
Xiaojin Wang	861
John Leo	203
SAF	1,099
William Joubert Jr.	26
Total	30,000